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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 30, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


       New York                     1-2360                       13-0871985
(State of Incorporation)    (Commission File Number)           (IRS employer
                                                             Identification No.)


              ARMONK, NEW YORK                         10504
   (Address of principal executive offices)          (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)


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Item 5.  Other Events

       The registrant's press release dated July 30, 2002, regarding a definitive agreement between IBM and PricewaterhouseCoopers, whereby IBM will acquire PricewaterhouseCoopers' global business consulting and technology services unit for approximately $3.5 billion in cash and stock is Exhibit
99.1 of this Form 8-K.

       Exhibit 99.2 of this Form 8-K is IBM's Chief Financial Officer John R. Joyces' remarks to securities analysts on Tuesday, July 30, 2002, regarding the definitive agreement between IBM and PricewaterhouseCoopers, whereby IBM will acquire PwC Consulting. In addition, IBM's Senior Vice President and Group Executive Doug T. Elix's remarks to securities analysts and President and CEO of PwC Consulting Greg Brenneman's remarks to securities analysts regarding the definitive agreement between IBM and PricewaterhouseCoopers, whereby IBM will acquire PwC consulting are also included in Exhibit 99.2 of this Form 8-K.


       IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.












                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: July 30 , 2002

                                         By: /s/  Robert F. Woods
                                             -------------------------
                                                 (Robert F. Woods)
                                            Vice President and Controller